UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2019
____________________

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the previously announced acquisition (the “Capital Acquisition”) by Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”) and certain of its affiliates of Capital Pumping, LP, a Texas limited partnership and certain of its affiliates (“Capital Pumping”), on March 26, 2019, the Company and certain of its affiliates entered into an Amendment No. 1 to Term Loan Agreement (the “Amendment”) with Stifel Bank & Trust (“Stifel”) and Credit Suisse AG, Cayman Islands Branch (the “Administrative Agent”), pursuant to which Stifel and certain other lenders agreed to provide, subject to satisfaction of customary closing conditions, including the closing of the Capital Acquisition, incremental term loans in an aggregate amount up to $40 million (the “Amendment No. 1 Term Loans”), which shall be borrowed under, and have substantially the same terms as the term loans previously borrowed under the Term Loan Agreement, dated as of December 6, 2018, by and among the Company, certain of its affiliates, the Administrative Agent and each lender party thereto from time to time, for the purpose of financing a portion of the consideration payable in connection with the Capital Acquisition and the fees and expenses in connection therewith and in connection with the Amendment No. 1 Term Loans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Capital Pumping’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Capital Pumping’s expectations with respect to future performance and anticipated financial impacts of the Capital Acquisition, the satisfaction of the closing conditions to the Amendment and the Capital Acquisition and the timing of the completion of the Capital Acquisition. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Capital Pumping’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the interest purchase agreement entered into in connection with the Capital Acquisition (the “Interest Purchase Agreement”), (2) the outcome of any legal proceedings that may be instituted against the Company and Capital Pumping following the announcement of the Interest Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the Capital Acquisition, including due to failure to obtain the financing required to complete the Capital Acquisition, including the debt financing contemplated by the Amendment; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Interest Purchase Agreement, the Amendment or could otherwise cause the Capital Acquisition to fail to close; (5) the risk that the Capital Acquisition disrupt current plans and operations; (6) the ability to recognize the anticipated benefits of the Capital Acquisition, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) changes in applicable laws or regulations; (8) the possibility that Capital Pumping or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the Company's filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No. 1 to Term Loan Agreement, dated as of March 26, 2019, by and between Concrete Pumping Holdings, Inc., Concrete Pumping Intermediate Acquisition Corp., Brundage-Bone Concrete Pumping Holdings Inc., Credit Suisse AG, Cayman Islands Branch, and each lender party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: March 27, 2019